As filed with the Securities and Exchange Commission on
                       June 16, 2000
            Registration No. 333-
                                  --------------------
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           SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, DC 20549
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                         FORM S-8
               REGISTRATION STATEMENT UNDER
                THE SECURITIES ACT OF 1933
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                  EUROSOFT CORPORATION
     (Exact name of issuer as specified in its charter)
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
  Florida                                                        22-3538310
  (State or other jurisdiction of                   (I.R.S. Employer Identification No.)
   incorporation or organization)
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  703 Lucerne Avenue, Suite 201                                   33460
  (Address of Principal Executive Offices)                      (Zip Code)

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    Year 2000 Employee/Consultant Stock Compensation Plan
                  (Full title of the Plan)
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         William H. Luckman, Senior Vice President
                  EuroSoft Corporation
             703 Lucerne Avenue, Suite 201
              Lake Worth, Florida 33460
         (Name and address of agent for service)
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                     (561) 540-5886
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                       copies to:
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             Richard I. Anslow & Associates
                4400 Route 9, 2nd Floor
                   Freehold, NJ 07728
                    (732) 409-1212
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  Approximate date of commencement of proposed sale to the
  public: Upon the effective date of this Registration
  Statement.
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  CALCULATION OF REGISTRATION FEE
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
                                       Proposed        Proposed
  Title of                             maximum         maximum
  securities           Amount          Offering        aggregate       Amount of
  to be                to be           price per       offering        registration
  registered           registered(1)   share (2)       price           fee (1)(3)
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  Common Stock         2,500,000 (4)   $0.35           $875,000        $231.00
  $.0001 par value
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  TOTAL

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  (1)     The fee with respect to these shares has been
  calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended and based upon the average of the last price per share of the Registrant's Common Stock on June 14, 2000, the most recent date that the Common Stock traded prior to the date of filing of this Registration Statement, as reported by the NQB Pink Sheets.
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  (2)     Estimated solely for the purpose of calculating
  the registration fee.
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  (3)     Pursuant to Rule 416(c) promulgated under the
  Securities Act of 1933, as amended, the Registration Statement shall cover an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.
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  (4)     Represents the maximum number of shares which may
  be issued under the EuroSoft Corporation
  Employee/Consultant Stock Compensation Plan (the "Plan").
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  Documents Incorporated by Reference       X Yes   No
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                          PART II
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  Item 3. Incorporation of Documents by Reference.
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  The following documents are incorporated by reference in
  this Registration Statement and made a part hereof:
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  (a)    Current Report on Form 8-K12G3 and all Exhibits
  thereto filed pursuant to Section 12(g) of the Exchange Act of 1934, as amended (the "1934 Act") (File No. 000-29585);
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  (b)      All other documents filed by the Company after
  the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.
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  Item 4. Description of Securities.
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  Not Applicable.
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  Item 5. Interest of Named Experts and Counsel.
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  Certain legal matters in connection with the Common
  Shares being registered herein will be passed upon for
  the Company by Richard I. Anslow & Associates, 4400 Route
  9, 2nd Floor, Freehold, New Jersey 07728.   Richard I.
  Anslow, the principal of Richard I. Anslow & Associates owns 65,000 shares of the Company's Common Stock (which includes 50,000 shares which were registered pursuant to a previous Form S-8 Registration Statement filed on June 2, 2000) and Gregg E. Jaclin, employed as an associate at Richard I. Anslow & Associates owns 10,000 shares of the Company's Common Stock (which shares were registered pursuant to a previous Form S-8 Registration Statement filed on June 2, 2000).
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  Item 6. Indemnification of Directors and Officers.
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  Under Florida law, a director is not personally liable
  for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director, and (ii) a director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
  (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly;
  (3) a circumstance under which an unlawful distribution
  is made; (4) in a proceeding by or in the right of the corporation or in a proceeding in which the corporation procures a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
  A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify under Florida law.
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  Our Bylaws limit, to the maximum extent permitted by
  Florida law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers. Our Bylaws provide further we shall indemnify to the fullest extent permitted by Florida law any person made a party to any action or proceeding by reason of the fact that such person was our director, officer, employee or agent. Our Bylaws also provide that our directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being our officer or director to the maximum extent permitted by Florida law.
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  Insofar as indemnification for liabilities arising under
  the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of
  its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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  Item 7. Exemption From Registration Claimed.
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  Not Applicable.
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  Item 8. Exhibits.
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  Number       Description

  5.1          Consent and Opinion of Richard I. Anslow &
               Associates.
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  10.1         EuroSoft Corporation Year 2000
               Employee/Consultant Stock Compensation Plan
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  23.1         Consent of Durland & Company, CPAs, P.A.
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  Item 9. Undertakings.
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  The undersigned registrant hereby undertakes:
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  (1)     To file, during any period in which offers or
  sales are being made, a post-effective amendment to this
  Registration Statement:
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  (a)     To include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933.
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  (b)     To reflect in the prospectus any facts or events
  arising after the effective date of the Registration
  Statement (or the most recent post-effective amendment
  thereof) which, individually or in the aggregate,
  represent a fundamental change in the information set
  forth in the Registration Statement; and
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  (c)     To include any material information with respect
  to the plan of distribution not previously disclosed in
  the Registration Statement or any material change to such
  information in the Registration Statement.
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  Provided, however, that paragraphs (1)(a) and (1)(b) do
  not apply if the Registration Statement is on Form S-3 or
  Form S-8 and the information required to be included in a
  post-effective amendment by this paragraph is contained
  in periodic reports filed by the Registrant pursuant to
  Section 13 or Section 15(d) of the 1934 Act that are
  incorporated by reference in the Registration Statement.
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  (2)     That, for the purpose of determining any
  liability under the 1933 Act, each such post-effective
  amendment shall be deemed to be a new registration
  statement relating to the securities offered therein, and
  the offering of such securities at that time shall be
  deemed to be the initial bona fide offering thereof.
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  (3)     To remove from registration by means of a post-
  effective amendment any of the securities being
  registered which remain unsold at the termination of the
  offering.
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  (4)   That, for purposes of determining any liability
  under the 1933 Act, each filing of the Registrant's
  annual report pursuant to Section 13(a) or Section 15(d)
  of the 1934 Act (and, where applicable, each filing of an
  employee benefit plan's annual report pursuant to Section
  15(d) of the 1934 Act) that is incorporated by reference
  in the Registration Statement shall be deemed to be a new
  registration statement relating to the securities offered
  therein, and the offering of such securities at that time
  shall be deemed to be the initial bona fide offering
  thereof.
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  (5)     To deliver or cause to be delivered with the
  prospectus, to each person to whom the prospectus is sent
  or given, the latest annual report to security holders
  that is incorporated by reference in the prospectus and
  furnished pursuant to and meeting the requirements of
  Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where
  interim financial information required to be presented by
  Item 310(b) of Registration S-B is not set forth in the
  prospectus, to deliver, or cause to be delivered, to each
  person to whom the prospectus is sent or given, the
  latest quarterly report that is specifically incorporated
  by reference in the prospectus to provide such interim
  financial information.
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  (6)     To deliver or cause to be delivered with the
  prospectus to each employee to whom the prospectus is
  sent or given, a copy of the Registrant's annual report
  to stockholders for its last fiscal year, unless such
  employee otherwise has received a copy of such report, in
  which case the registration shall state in the prospectus
  that it will promptly furnish, without charge, a copy of
  such report on written request of the employee.  If the
  last fiscal year of the Registrant has ended within 120
  days prior to the use of the prospectus, the annual
  report of the Registrant for the preceding fiscal year
  may be so delivered, but within such 120-day period the
  annual report for the last fiscal year will be furnished
  to each such employee.
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  (7)     To transmit or cause to be transmitted to all
  employees participating in the Plans who do not otherwise
  receive such material as stockholders of the Registrant,
  at the time and in the manner such material is sent to
  its stockholders, copies of all reports, proxy statements
  and other communications distributed to its stockholders
  generally.
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                        SIGNATURES
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  Pursuant to the requirements of the Securities Act of
  1933, the Registrant certifies that it has reasonable
  grounds to believe that it meets all of the requirements
  for filing on Form S-8 and has duly caused this
  registration statement to be signed on its behalf by the
  undersigned, there unto duly authorized, in the City of
  Lake Worth, State of Florida, on June 16, 2000.
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                           EUROSOFT CORPORATION
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                           /s/ William H. Luckman
                           ----------------------------
                               William H. Luckman
                               Senior Vice President
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  Pursuant to the requirements of the Securities Act of
  1933, this Registration Statement has been signed below
  by the following persons on behalf of the Registrant and
  in the capacities and on the dates indicated.
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  Signatures                              Date
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  /s/ William H. Luckman                  June 16, 2000
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      William H. Luckman
      Senior Vice President and Director
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  /s/ Nigel Kaufman                       June 16, 2000
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      Nigel Kaufman
      President and Director
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  /s/ Joerg Zimmermann                    June 16, 2000
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      Joerg Zimmermann
      Director
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